AMENDMENT
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                    JACKSON NATIONAL FINANCIAL SERVICES, LLC
                                       AND
                       PUTNAM INVESTMENT MANAGEMENT, INC.

         This AMENDMENT is made by and between JACKSON NATIONAL FINANCIAL SERVICES, LLC, a Michigan limited liability company and registered investment adviser ("Adviser"), and PUTNAM INVESTMENT MANAGEMENT, INC. a Massachusetts corporation and registered investment adviser ("Sub-Adviser").

         WHEREAS,  the  Adviser  and  Sub-Adviser  entered  into  an  Investment
Sub-Advisory Agreement dated as of August 17, 1995 ("Agreement"), whereby Adviser appointed Sub-Adviser to provide certain sub-investment advisory services to the investment portfolios of the JNL Series Trust; and

         WHEREAS,  pursuant  to the  Agreement,  the  Adviser  agreed to pay the
Sub-Adviser for the services provided and the expenses assumed by the Sub-Advisor a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses; and

         WHEREAS, the Adviser desires to appoint Sub-Adviser to provide, and Sub-Adviser has agreed to provide, additional sub-investment advisory services to two new investment portfolios of the JNL Series Trust, effective upon execution or, if later, the date that initial capital for such investment portfolio is first provided.

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties hereby agree to amend the Agreement as follows:

1. Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated May 1, 2000, attached hereto.

2. Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated May 1, 2000, attached hereto.

         IN WITNESS WHEREOF, the Adviser and the Sub-Adviser have caused this Amendment to be executed as of this 29th day of February, 2000.

JACKSON NATIONAL FINANCIAL                  PUTNAM INVESTMENT
SERVICES, LLC                               MANAGEMENT, INC.



By:    /s/ Andrew B. Hopping                 By:   /s/ John Verani
       --------------------------------            --------------------------
Name:  Andrew B. Hopping                     Name: John Verani
       --------------------------------            --------------------------
Title: President                             Title:Senior Vice President
       --------------------------------            --------------------------

                                   SCHEDULE A
                                DATED MAY 1, 2000
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                    JACKSON NATIONAL FINANCIAL SERVICES, LLC
                                       AND
                       PUTNAM INVESTMENT MANAGEMENT, INC.

                                     (Fund)

                            JNL/Putnam Growth Series
                         JNL/Putnam Value Equity Series
                     JNL/Putnam International Equity Series
                        JNL/Putnam Mid-Cap Growth Series

                                   SCHEDULE B
                                DATED MAY 1, 2000
                                       TO
                        INVESTMENT SUB-ADVISORY AGREEMENT
                                     BETWEEN
                    JACKSON NATIONAL FINANCIAL SERVICES, LLC
                                       AND
                       PUTNAM INVESTMENT MANAGEMENT, INC.

                                 (Compensation)

                            JNL/Putnam Growth Series
                         JNL/Putnam Value Equity Series

                      Average Daily Net Assets Annual Rate

                            First $150 million                   0.50%
                            Next $150 million                    0.45%
                            Over $300 million                    0.35%


                     JNL/Putnam International Equity Series

                      Average Daily Net Assets Annual Rate

                            First $150 million                  0.65%
                            Next $150 million                   0.55%
                            Over $300 million                   0.45%


                        JNL/Putnam Mid-Cap Growth Series

                      Average Daily Net Assets Annual Rate

                            $0 to $250 million                  0.50%
                            Over $250 million                   0.45%